Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for Its First Quarter of Fiscal Year 2013

Company Reports 47th Consecutive Profitable Quarter

AUSTIN, Texas – (October 23, 2012) – Pervasive Software® Inc. (NASDAQ: PVSW), a global leader in cloud-based and on-premises data innovation, today announced financial results for the first quarter ending September 30, 2012.

For the first quarter ended September 30, 2012:

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Revenue was $12.7 million, consistent with the company’s $11.8 million to $12.8 million expectations communicated on July 24, 2012, and compared to $11.7 million for the first quarter of last fiscal year. Domestic revenue totaled $8.3 million or 65%, while international revenue totaled $4.4 million or 35%.

•

Net income was $0.4 million, or $0.03 diluted earnings per share, consistent with expectations in the range of $0.01 to $0.04 communicated on July 24, 2012, and compared to net income of $0.2 million, or $0.01 diluted earnings per share, for the first quarter of last fiscal year.

•

On a non-GAAP basis, as described below, Pervasive realized net income of $0.9 million, or $0.05 diluted earnings per share, consistent with expectations in the range of $0.03 to $0.06 communicated on July 24, 2012, and compared to net income of $0.5 million, or $0.03 diluted earnings per share, in the first quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles, stock-based compensation expense and costs associated with the unsolicited Actian Proposal and Related Solicitation of Potential Bids (“unsolicited proposal costs”), and assume a non-GAAP effective tax rate of 34%.

Pervasive continued to maintain a solid cash position in the first quarter of fiscal 2013, ending the quarter with approximately $42.8 million in cash and marketable securities. The company has approximately $1.4 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in July 2010. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice. Issued and outstanding shares of common stock as of September 30, 2012 totaled approximately 16.6 million.

“We executed well in the September quarter, resulting in our 47th consecutive quarter of profitability,” said John Farr, president and CEO, Pervasive Software. “I’m particularly pleased with our execution this quarter given the potential for disruption related to the unsolicited proposal we received in August and the related announcements and activities since then. Our database and integration products represented approximately 64% and 32%, respectively, of our total revenue while our Business Xchange and Big Data & Analytics products made up the remainder. I am very proud of how our employees, 258 in all at September 30, 2012, and our customers have conducted themselves during this unusual time for Pervasive. Going forward, while we continue to work through this process, we remain committed first and foremost to delivering innovative data management, integration and analytics technology for our customers and partners worldwide.”

Unsolicited Actian Proposal and Related Solicitation of Potential Bids

On September 12, 2012, Pervasive announced that its board of directors met to consider the advice of its independent financial advisor, Shea & Company, LLC, with respect to the evaluation of an unsolicited, non-binding proposal the company received from Actian Corporation on August 13, 2012. The board of directors instructed Shea & Company to solicit potential bids from interested parties and engage with those parties, including Actian Corporation, regarding their interest in acquiring Pervasive Software. Shea & Company has contacted multiple potential bidders, and Pervasive has executed confidentiality agreements with and given presentations to a number of those potential bidders who have expressed interest. This solicitation process will continue over the course of the coming weeks or months depending on multiple variables. In light of this ongoing process and as communicated on October 19, 2012, the company is not hosting the customary conference call following today’s earnings release. There can be no assurance that the board’s continued consideration of the Actian proposal or any alternative proposals that Pervasive may receive from any other parties will result in a transaction with Actian or any other party. Subject to applicable laws, currently the company does not intend to provide further updates regarding the board’s consideration of these matters.

Business Outlook

Pervasive expects revenue for the second fiscal quarter ending December 31, 2012 to be in the range of $11.8 million to $12.8 million and GAAP-basis diluted earnings per share of $0.01 to $0.04, excluding unsolicited proposal costs, and compared to $11.9 million revenue and $0.03 diluted earnings per share for the December quarter of the previous fiscal year.

GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense representing approximately $0.6 million, pre-tax, in the second quarter of fiscal year 2013. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.03 to $0.06 in the December quarter, excluding unsolicited proposal costs, and compared to $0.05 non-GAAP diluted and fully taxed earnings per share for the December quarter of the previous fiscal year.

Further, Pervasive anticipates cash flow from operations before unsolicited proposal costs for the second fiscal quarter to be in the $2.0 million to $3.0 million range, a GAAP-basis effective tax rate of approximately 30%, and GAAP-basis and non-GAAP fully diluted share counts of approximately 16.7 million and 17.3 million, respectively.

About Pervasive Software

Pervasive is a global data innovation leader, delivering software to manage, integrate and analyze data, in the cloud or on-premises, throughout the entire data lifecycle. Pervasive products deliver value to tens of thousands of customers worldwide, often embedded within partners’ software, with breakthrough performance, flexibility, reliability and return on investment. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP Measures to Non-GAAP” and “Reconciliation of Forward-Looking Guidance.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the second quarter ending December 31, 2012, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; economic and political conditions in the U.S. and abroad and the potential for disruption and adverse effects to its business related to the Actian proposal and related solicitation of potential bids (see above). All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. Additional information regarding these and other factors can be found in Pervasive’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended June 30, 2012. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012	June 30, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,428	$11,115
Marketable securities	24,337	31,609
Trade accounts receivable, net	8,926	8,528
Deferred tax assets, net	1,051	1,169
Prepaid expenses and other current assets	1,775	1,240

Total current assets	54,517	53,661

Property and equipment, net	1,249	1,295

Purchased intangibles	954	1,085
Goodwill	38,508	38,508
Deferred tax assets, net	2,211	2,231
Other assets	271	329

Total assets	$97,710	$97,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,233	$6,677
Deferred revenue	7,028	7,770

Total current liabilities	13,261	14,447

Stockholders’ equity	84,449	82,662

Total liabilities and stockholders’ equity	$97,710	$97,109

Pervasive Software Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30
	2012	2011
Revenues:
Product licenses	$8,395	$7,617
Services and other	4,284	4,110

Total revenue	12,679	11,727

Costs and expenses:
Cost of product licenses	449	368
Cost of services and other	1,729	1,357
Sales and marketing	5,118	4,932
Research and development	3,362	3,086
General and administrative	1,251	1,753
Unsolicited proposal costs	146	—

Total costs and expenses	12,055	11,496

Operating income	624	231

Interest and other income, net	10	16
Income tax provision	(188)	(64)

Net income	$446	$183

Diluted earnings per share:	$0.03	$0.01

Shares used in computing diluted earnings per share	16,570	16,112

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended September 30
	2012	2011
Cash from operations
Net income	$446	$183
Adjustments to reconcile net income to net cash provided by (used in) operations:
Depreciation & amortization	322	356
Non-cash stock compensation expense	503	445
Bad debt expense and other non-cash adjustments	150	—
Non-cash changes in deferred tax assets	139	49
Changes in current assets and liabilities:
Trade accounts receivable	(545)	467
Prepaid expenses and other current assets	(478)	333
Accounts payable and accrued liabilities	(442)	(960)
Deferred rent and lease related accruals	(32)	308
Deferred revenue	(748)	52

Net cash provided by (used in) operations	(685)	1,233

Cash from investing activities
Purchase of property and equipment	(144)	(358)
Sales and purchases of marketable securities, net	7,276	(4,430)
(Increase) decrease in other assets	1	2

Net cash provided by (used in) investing activities	7,133	(4,786)

Cash from financing activities
Proceeds from exercise of stock options	821	391
Acquisition of treasury stock	(3)	(188)

Net cash provided by financing activities	818	203

Effect of exchange rate on cash and cash equivalents	47	(10)

Increase (decrease) in cash and cash equivalents	7,313	(3,360)
Cash and cash equivalents at beginning of period	11,115	8,280

Cash and cash equivalents at end of period	$18,428	$4,920

About Non-GAAP Financial Measures

The company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the company’s core business operational performance. The company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to acquisitions, stock-based compensation related to employee stock options and unsolicited proposal costs.

The company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods. And second, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP, and therefore the company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementally considered when evaluating the company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisition of assets of ChanneLinx, Inc. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The company has incurred stock-based compensation expense as determined under ASC 718 (formerly SFAS 123R) for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock-based compensation is a non-cash charge, the company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock-based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue-generating operations relative to prior periods (including prior periods following the adoption of ASC 718, formerly SFAS 123R). Finally, the company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Unsolicited Proposal Costs

The company has incurred expenses related to an unsolicited, non-binding proposal received from Actian Corporation on August 13, 2012. Management excludes these costs for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The costs associated with this unsolicited proposal include legal fees, financial consultation fees, M&A advisory fees and other costs related to these services. The exclusion of unsolicited proposal costs from the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that exclude such significant and non-recurring items are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement, and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the company’s performance using the same methodology and information as that used by the company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended September 30,
	2012	2011
	Net Income	Net Income
GAAP	$446	$183
Amortization of intangible assets - cost of product licenses	130	130
Stock-based compensation - cost of services and other	19	14
Stock-based compensation - sales and marketing expense	189	133
Stock-based compensation - research and development expense	115	74
Stock-based compensation - general and administrative expense	180	224
Unsolicited proposal costs	146	—
Income tax adjustment for non-GAAP	(292)	(216)

Non-GAAP	$933	$542

GAAP net income per share - diluted	$0.03	$0.01

Non-GAAP net income per share - diluted	$0.05	$0.03

Shares used to compute GAAP net income per share - diluted	16,570	16,112

Shares used to compute non-GAAP net income per share - diluted	17,178	16,585

Pervasive Software Inc.

Reconciliation of Forward-Looking Guidance

(Unaudited)

	Diluted Earnings per Share Range Three months ended December 31, 2012
GAAP expectation	$0.01	$0.04

Adjustment to exclude amortization of purchased intangibles	*	*

Adjustment to exclude stock-based compensation expense	$0.02	$0.02

Adjustment to tax non-GAAP results at a consistent 34% rate	*	*

Non-GAAP expectation	$0.03	$0.06

*	rounds to zero

Note: Our GAAP and Non-GAAP guidance for the December quarter excludes any unsolicited proposal costs we might incur during the quarter.